UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2019

IHS MARKIT LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4th Floor, Ropemaker Place,
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices)

+44 20 7260 2000 (Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 23, 2019, IHS Markit Ltd. (the “Company”) completed its previously announced public offering and sale of an additional $350,000,000 aggregate principal amount of its 4.250% Senior Notes due 2029 (the “Additional 2029 Notes”) at an issue price of 108.036%, pursuant to an underwriting agreement (the “Underwriting Agreement”), dated August 21, 2019, among the Company and HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

The Additional 2029 Notes constitute a further issuance of, and form a single series with, the Company’s outstanding 4.250% Senior Notes due 2029 issued on April 8, 2019 in the principal amount of $600,000,000 (the “Existing Notes” and, together with the Additional 2029 Notes, the “2029 Notes”). The Additional 2029 Notes have identical terms as the Existing Notes, other than the date of issue and the initial price. The Additional 2029 Notes are fungible with the Existing Notes for U.S. federal income tax purposes and have the same CUSIP number as, and will be treated as a single class with, the Existing Notes. After giving effect to the issuance of the Additional 2029 Notes, the Company has $950,000,000 aggregate principal amount of 2029 Notes outstanding.

The sale of the Additional 2029 Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-224290), including a prospectus supplement dated August 21, 2019 to the prospectus contained therein dated April 13, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Company issued the Additional 2029 Notes under an indenture dated as of July 23, 2018 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture dated as of April 8, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and the Trustee. The Base Indenture and the Supplemental Indenture (including the form of the 2029 Notes) are filed as Exhibits 4.1 through 4.3 to this report and are incorporated herein by reference. The following description of the 2029 Notes and the Indenture is a summary and is not meant to be a complete description thereof.

The terms of the 2029 Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to create liens over its assets, enter into certain sale and leaseback transactions and enter into mergers, consolidations, or sell or assign, transfer, lease or convey all or substantially all of its properties and assets. The Indenture also contains customary events of default. Indebtedness under the 2029 Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The 2029 Notes bear interest at the rate of 4.250% per annum, which is payable in cash on a semi-annual basis on May 1 and November 1 of each year, commencing on November 1, 2019.

The Company intends to use the net proceeds from this offering to repay amounts outstanding in respect of the 2018 Revolver under its Multi-Year Credit Agreement.

The description above does not purport to be complete and is qualified in its entirety by the Underwriting Agreement and the Indenture, each of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

In connection with the offering of the Additional 2029 Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference herein and into the Registration Statement: (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the Supplemental Indenture, (iv) the form of note for the 2029 Notes and (v) the opinion of Davis Polk & Wardwell LLP and related consent.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

1.1	Underwriting Agreement, dated as of August 21, 2019, among the Company and HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein
4.1	Base Indenture, dated as of July 23, 2018, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed July 23, 2018)
4.2	Fourth Supplemental Indenture, dated as of April 8, 2019, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed April 8, 2019)
4.3	Form of 4.250% Senior Note due 2029 (included in Exhibit 4.2)
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKET LTD.

August 23, 2019	By:	/s/ Todd Hyatt
		Name:	Todd Hyatt
		Title:	Executive Vice President and Chief Financial Officer